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                                 Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

Contact:
Amy Schelich
510-814-5352
aschelich@netopia.com
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            Netopia Appoints Bob Lee to Netopia Board of Directors

Retired Pacific Bell Executive Will Contribute to Netopia's Major Carrier Focus

ALAMEDA, Calif., November 6, 2001 -- Netopia, Inc. (NASDAQ: NTPA), a market leader in broadband gateways and web platform software designed for small, medium and distributed enterprises and small offices/home offices, today announced that Bob Lee has been appointed to serve on the Netopia Board of Directors.

Mr. Lee retired from Pacific Bell in May 1998, and serves on the boards and advises a number of high tech companies, both public and private. He is a director of two NASDAQ-listed companies: Interland, Inc. and CIDCO. He also serves on the boards of several non-profit organizations.

At the time of his retirement, Mr. Lee was a corporate Executive Vice President and President of Business Communications Services for Pacific Bell, responsible for $3 billion in revenue, 15,000 employees and new subsidiaries such as Pacific Bell Internet Services and Pacific Bell Network Integration. During his twenty-six year career at Pacific Bell, he managed work groups in operations, sales and marketing, serving at different times as the Chief Marketing Officer and the Executive Vice President of Operations.

"Netopia is widely recognized for its great products and its great telco partners. I look forward to being part of the Netopia Board as Netopia expands its product offerings and distribution relationships," said Mr. Lee.

"As Netopia continues to focus its efforts on meeting the needs of leading carriers worldwide, Bob Lee's experience will make him an important contributor on our Board," said Alan Lefkof, Netopia's President and CEO.

Mr. Lee will join the Netopia Board of Directors immediately. Netopia also announced that David King will resign as a Netopia director at the end of December 2001 and not stand for election as a director at the next annual meeting of shareholders.

About Netopia
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Netopia, Inc. develops, markets and supports broadband gateways and web platform software designed for small, medium and distributed enterprises, small offices/home offices, and multi-PC households. Netopia's targeted technology enables carriers and service providers to deliver bundled, value-added services for acquiring and retaining subscribers in large, fast-growing markets. These bundled service offerings often include DSL service bundled with backup, bonding, VPN, voice over DSL, and eSite and eStore hosting with eCare.

Netopia's broadband gateways are interoperable with all major central office equipment suppliers, including Alcatel, Cisco, Copper Mountain Networks, Ericsson, Lucent Technologies, Nokia, Paradyne, Siemens, and Zhone Technologies. Netopia has established strategic distribution relationships with leading carriers and service providers including BellSouth, Comcast, Covad Communications, Earthlink Network, Everdream, France Telecom, MegaPath Networks, Network Telephone, SBC Communications, Telecom Italia, UUNet, Verio, and Verizon.

Headquartered in Alameda, Calif., Netopia's common stock trades on The Nasdaq Stock Market(R) under the symbol "NTPA." Further information about Netopia can be obtained via phone 510-814-5100, fax 510-814-5021, or on the Web at www.netopia.com.
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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
Portions of this release that are not statements of historical fact may include forward-looking statements. Statements regarding Netopia, Inc.'s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Netopia, Inc.'s actual results could differ materially. Prospective investors are cautioned not to place undue reliance on any such forward-looking statements. Further, Netopia expressly disclaims any obligation to revise or update any of the forward-looking statements contained herein to reflect future events or developments after the date hereof. Netopia does not undertake to update any oral or written forward looking-statement that may be made by or on behalf of Netopia. For more information concerning Netopia and risk factors that may affect Netopia's future results and may cause actual results to vary from results anticipated in forward-looking statements, investors should review Netopia's public filings with the United States Securities and Exchange Commission, which are available by calling Netopia at 510-814-5260 or online at www.sec.gov.
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All company names, brand names and product names are trademarks of their respective holder(s).